Exhibit 10.3

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

September 22, 2006

Robert Shakotko

Managing Director

Standard & Poor’s Index Services

55 Water Street, 42nd Floor

New York, New York 10041

Re:	Second Amendment to the S&P-CME 2005 License Agreement

Dear Mr. Shakotko:

S&P and CME have agreed to amend our License Agreement to adjust the fees set forth in Appendix 7. Pursuant to Section 2(e) of the License Agreement (“Agreement”) between the Chicago Mercantile Exchange (“CME”) and Standard & Poor’s (“S&P”), dated September 20, 2005, as amended, CME requests that the Agreement be updated as specified below.

Appendix 7 of the Agreement shall be deleted in its entirety and replaced with the following text:

APPENDIX 7

1. S&P Stock Index Fees. Third party communications vendors that are not Existing S&P Vendors (as defined below) and wish to obtain from CME the right to display the S&P Stock Indices via a publicly available Internet website or a private network or intranet website (“Communications Vendors”) shall be required to pay the following fees (“Stock Index Fees”).

(a) Any Communications Vendor that wishes to display the S&P Stock Indices on a website that provides access to the S&P Stock Indices only to certain authorized users (i.e., users whose access to the web site is conditioned on use of an assigned password, user identification number or similar identifying information) will be required to pay monthly Stock Index Fees, based on the number of authorized users permitted to access the S&P Stock Indices during that month and whether the Communications Vendor distributes real-time S&P Stock Indices or delayed (i.e., non real-time) S&P Stock Indices. CME shall invoice these Communications Vendors on a quarterly basis and shall use commercially reasonable efforts to collect Stock Index Fees that are specified in each invoice.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Second Amendment

Real-Time S&P Stock Indices	Monthly Stock Index Fee
*****	*****
*****	*****
*****	*****
Delayed S&P Stock Indices
*****	*****
*****	*****
*****	*****
Real-Time and Delayed S&P Stock Indices	*****

(b) Any Communications Vendor that wishes to display the S&P Stock Indices on a publicly available website (i.e., where use of the web site is not conditioned on use of an assigned password, user identification number or similar identifying information), will be required to pay the following annual Stock Index Fees, based on the number of uniform resource locators (“URLs”) on which the S&P Stock Indices will be displayed, regardless of whether the Communications Vendor receives the S&P Stock Indices directly from CME (“CME Data Vendor”) or via a third party data vendor which in turn has received the S&P Stock Indices from CME (“Third Party Data Vendor”), and regardless of whether the Communications Vendor distributes real-time S&P Stock Indices or delayed S&P Stock Indices. These fees include the right to display up to, but not more than, four S&P Stock Indices per URL. Any Communications Vendor that wishes to display more than four S&P Stock Indices on a URL will be required to pay an additional fee determined by S&P after reasonable consultation with CME. CME will invoice these Communications Vendors on an annual basis and shall use commercially reasonable efforts to collect Stock Index Fees that are specified in each invoice.

	Real-Time Distributor	Delayed Distributor
CME Data Vendor	*****	*****
Third Party Data Vendor	*****	*****

2. Revenue Sharing. Except as set forth below, the parties agree that they will share the Stock Index Fees collected by CME from Communications Vendors, such that ***** of the collected Stock Index Fees will be remitted by CME to S&P (“S&P Share”) and ****** will be retained by CME (“CME Share”). Within 60 days following the end of each three-month period following the Effective Date of this Second Amendment (a “Quarter”), CME will determine the total collected Stock Index Fees during that Quarter and will remit to S&P the S&P Share. If at the end of the first twelve-month

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Second Amendment

period following said Effective Date or any anniversary thereof, the dollar value of the total S&P Share for that twelve-month period is less than ***** (the “Minimum Annual S&P Share”), CME shall within 30 days of the relevant anniversary date pay to S&P an amount equal to the difference between the dollar value of the total S&P Share for that twelve-month period and the Minimum Annual S&P Share.

3. Existing S&P Vendors. The parties acknowledge that prior to and subsequent to the Effective Date of this Amendment, S&P has entered, and will enter, into agreements with various Communication Vendors in connection with their display of some or all of the S&P Stock Indices (“Existing S&P Vendors”). CME agrees that this Amendment shall have no effect on such agreements and that CME shall not have the right to receive any portion of S&P’s fees from such Communication Vendors for as long as S&P maintains its own contractual relationship with such Communication Vendors in connection with the S&P Stock Indices.

4. Audits. Where CME conducts an audit with a Vendor or a Subscriber Firm and unreported S&P use is discovered, CME will retain ***** of the findings revenue and remit ***** to S&P. CME agrees to fund all audit and audit related costs.

5. Additional CME Responsibilities.

(a) CME will require Communications Vendors to sign a contract in a form substantially similar to one of the Vendor Agreements attached to this Appendix 7 as Exhibit A.

(b) CME will submit to S&P on a quarterly basis a report indicating the Communications Vendors to which CME has disseminated the S&P Stock Indices, the corresponding number of Internet websites on which the S&P Stock Indices are being displayed or, if applicable, the number of authorized users permitted to access the S&P Stock Indices, and payment and account balance information.

6. Additional S&P Responsibilities. S&P may change the Stock Index Fees by providing to CME at least 90 days’ prior written notice. S&P agrees that it will consult with CME prior to decreasing the Stock Index Fees.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“*****”), and the omitted text has been filed separately with the Securities and Exchange Commission.

Second Amendment

Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

Please acknowledge your receipt and acceptance of this amendment by signing below and returning this letter to us at your earliest convenience. If you have any questions or comments, please do not hesitate to call Matthew Kelly at (312) 930-3046.

Sincerely,

/s/ Matthew J. Kelly
Matthew J. Kelly

Agreed and Accepted:

By:	/s/ Robert Shakotko
Robert Shakotko
Managing Director
Standard & Poor’s

cc:	Shannon Laughlin, S&P
Brian McElligott, CME